As filed with the Securities and Exchange Commission on October 10, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	22-3868459 (I.R.S. Employer Identification Number)

18 Desbrosses Street

New York, NY 10013

(646) 747-1000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Mark Pruzanski, M.D.

President and Chief Executive Officer

Intercept Pharmaceuticals, Inc.

18 Desbrosses Street

New York, NY 10013

(646) 747-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

 Copies to:

William T. Whelan, Esq. Scott A. Samuels, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Barbara Duncan Chief Financial Officer Intercept Pharmaceuticals, Inc. 18 Desbrosses Street New York, NY 10013 (646) 747-1000	Ilan S. Nissan, Esq. Christopher J. Austin, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-183706

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	$11,250,000(1)	$1,535(2)

(1)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $75,000,000 on a Registration Statement on Form S-1 (File No. 333-183706), which was declared effective on October 10, 2012. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $11,250,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares.
(2)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Intercept Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-183706), which was declared effective by the Commission on October 10, 2012, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 10th day of October, 2012.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Mark Pruzanski
Mark Pruzanski, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 10th day of October, 2012.

Signature	Title	Date

/s/ Mark Pruzanski	President and Chief Executive Officer (Principal Executive Officer)	October 10, 2012
Mark Pruzanski, M.D.

/s/ Barbara Duncan	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	October 10, 2012
Barbara Duncan

*	Chairman of the Board of Directors	October 10, 2012
Lorenzo Tallarigo, M.D.
*	Director	October 10, 2012
Paolo Fundaro
*	Director	October 10, 2012
Jonathan T. Silverstein
*	Director	October 10, 2012
Klaus Veitinger, M.D.
*	Director	October 10, 2012
Nicole Williams

* By: /s/ Mark Pruzanski
Mark Pruzanski, M.D., as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of EisnerAmper LLP, independent registered public accounting firm.

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 27, 2012).